Exhibit 99.1

ALLOS THERAPEUTICS ANNOUNCES CLOSING OF COMMON STOCK OFFERING

Westminster, Colo., February 2 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced the closing of its previously announced underwritten offering of 9,000,000 shares of its common stock at a price of $6.00 per share. The company received net proceeds from the offering of approximately $50.5 million, after deducting underwriting commissions and offering expenses.

The company plans to use the proceeds from the financing primarily for clinical and preclinical research and development of its product candidates, with a primary focus on PDX, manufacturing of preclinical and clinical drug supply, working capital and general corporate purposes.

Merrill Lynch & Co. acted as the sole book-runner and lead manager in this underwritten offering.  Banc of America Securities LLC acted as a co-lead manager.  JMP Securities, LLC acted as co-manager.

A shelf registration statement relating to these securities was filed with the Securities and Exchange Commission (SEC) and has become effective.  Information about the offering is available in the prospectus supplement and the accompanying prospectus for the offering filed with the SEC.  Copies of the final prospectus supplement and accompanying prospectus may be obtained from Merrill Lynch & Co., by mail at Merrill Lynch’s prospectus department at 4 World Financial Center, New York, NY 10080.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (ALTH) is a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer.  The company has two product candidates in late-stage clinical development: EFAPROXYN (efaproxiral), a radiation sensitizer currently under evaluation in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer, and PDX (pralatrexate), a novel, next generation antifolate currently under evaluation in a pivotal Phase 2 trial in patients with relapsed or refractory peripheral T-cell lymphoma.  The company is also evaluating RH1, a targeted chemotherapeutic agent, in a Phase 1 trial in patients with advanced solid tumors. For additional information, please visit the company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the anticipated use of proceeds from this offering, the potential to complete our ongoing development programs with the proceeds of the financing, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, the risk that additional capital may be required in the future to complete on-going trials.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form

10-K for the year ended December 31, 2005, and in the company’s other periodic reports and filings with the SEC. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the company on the date hereof, and the company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:
Jennifer Neiman
Manager, Corporate Communications
Allos Therapeutics
720-540-5227
jneiman@allos.com